EXHIBIT 10.13      ORAL CONTRACTS SUMMARY

Powin has several oral contracts with major suppliers and customers including:

ProSteel and Supply,

Campchef,

Skywalker,

Icon Health and Fitness,

Standers,

Vocalno,

Longkou Yian,

Xuyang Stove,

Chengtou Industrial

Puwei Metal furniture

Qingdao Triple Master

As is customary in the industry, these contracts are entirely oral. A summary of topics addressed in these oral contracts include:

1.

That the fair price will be agreed upon by the parties on a project-by-project basis;

2.

That there will be reasonable quality control efforts by both parties; and

3.

That the parties will make their best efforts to resolve any disputes.

There are no established terms or timeframes associated with these oral contracts.